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                                                                   EXHIBIT 10.14


                                                                          7-7-98


                             FLOWSERVE CORPORATION

                  SECOND AMENDMENT TO 1989 STOCK OPTION PLAN,
                       AS PREVIOUSLY AMENDED AND RESTATED


         THIS AMENDMENT of the Flowserve Corporation 1989 Stock Option Plan (the "Plan") is being executed as of the 22nd day of July, 1998 under the following circumstances:

                          A.      The Plan was adopted by the Board of
                          Directors of Flowserve Corporation (the "Company") in February 1989 and was approved by the shareholders of the Company on April 26, 1989.

                          B. Pursuant to authorization by the Board of Directors, the Plan was amended and restated effective April 23, 1991 and was further amended by First Amendment effective July 26, 1996.

                          C. Pursuant to authorization by the Compensation Committee of the Board of Directors, the Plan is being further amended by this Second Amendment.

         NOW, THEREFORE, the Plan is hereby amended, effective July 22, 1998, as follows:

         PART 1. Section 2 of the Plan is amended by adding the following definitions:

                 (j) "Designation of Beneficiary" means the written designation by the Holder of the person or entity to receive the Holder's options and any related Stock Appreciation Rights and Unlimited Rights upon the Holder's death, which designation shall be on such form as prescribed by the Committee and filed with the General Counsel, the Chief Financial Officer, or the Treasurer of the Company (or such other person as the Committee may designate).

                 (m) "Family Members" means children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brother and -sisters), nephews, nieces and in-laws.

                 (n) "Grantee" means the person who received the option and any related Stock Appreciation Right and/or Limited Right from the Company.

                 (o) Except where the context otherwise requires, "Holder" or "holder" means the person(s) or entity who owns
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         the option and any related Stock Appreciation Right and/or Limited
         Right, whether the Grantee, Transferee, heir or other beneficiary. As used in Section 9A, the term "Holder" shall have the meaning indicated in Section 9A(a)(4).

                 (x) "Transferee" means the person who received the option and any related Stock Appreciation Right and/or Limited Right from the Grantee during the Grantee's lifetime in accordance with this Plan.

         The other subsections of Section 2 shall be re-lettered so that all definitions appear in alphabetical order.

         PART 2. The word "holder" is changed to "Grantee" in the following places:

                 1.  Section 6(b)(1).

                 2.  Section 6(b)(5), first and third uses only.

                 3.  Section 6(b)(6), first use only.

                 4.  Section 6(d).

                 5.  Section 7(d), all uses.

         PART 3. The first sentence of Section 6(b)(4) is amended to read as follows:

                 Except as otherwise provided in the Plan, an option may be exercised only if the Grantee thereof has been continuously employed by the Company or a Subsidiary since the date of grant.

         PART 4. Section 10 of the Plan is amended in its entirety to read as follows:

                 Non-Transferability.

                          (a) General Rule.  Except as otherwise provided in
                 this Section 10, options, Stock Appreciation Rights and Limited Rights may not be sold, pledged, assigned, hypothecated, or transferred other than by Designation of Beneficiary, or if none, by will or the laws of descent and distribution upon the Holder's death, and may be exercised during the lifetime of the Grantee only by such Grantee or by his guardian or legal representative. All grants under the Plan, with the exception of Incentive Stock Options and any Stock Appreciation Rights and Limited Rights relating thereto, may be transferred pursuant to a Qualified Domestic Relations Order.


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                          (b) Transfers Permitted by the Committee.  Subject to
                 this Section 10 and except as the Committee may otherwise prescribe from time to time, the Committee may act to permit the transfer or assignment of an option (together with any related Stock Appreciation Right and/or Limited Right) by a Grantee for no consideration to the Grantee's Family Members, trusts for the sole benefit of the Grantee's Family Members, or partnerships whose only partners are Family Members of the Grantee; provided, however, that any such permitted transfer or assignment shall not apply to an option that is an Incentive Stock Option (but only if nontransferability is necessary in order for the option to qualify as an Incentive Stock Option) and to any Stock Appreciation Rights or Limited Rights related to an Incentive Stock Option.

                          (c) Other Permitted Transfers.  Unless the Committee
                 otherwise determines at the time of grant, the following options (together with any related Stock Appreciation Right and/or Limited Right) may be transferred or assigned by the Grantee thereof for no consideration to the Grantee's Family Members, trusts for the sole benefit of the Grantee's Family Members, or partnerships whose only partners are Family Members of the Grantee: (i) Director Options; and (ii) options that both (x) are granted to or held by an individual who is an officer of the Company, and (y) at the time of grant, are Nonqualified Options. The provisions of this Section 10(c) shall be applicable to any such option (described in the preceding sentence) granted prior to July 22, 1998 notwithstanding that the written agreement evidencing such option does not permit such transfer or assignment.

                          (d) Method and Effect of Transfer.  Any permitted
                 transfer or assignment of an option and any Stock Appreciation Right and/or Limited Right related thereto shall only be effective upon receipt by the General Counsel, the Chief Financial Officer, or the Treasurer of the Company (or such other person as the Committee may designate) of an instrument acceptable in form and substance to the Committee that effects the transfer or assignment and that contains an agreement by the Transferee to accept and comply with all the terms and conditions of the stock option award and this Plan. A Transferee shall possess all the same rights and obligations as the Grantee under the Plan, except that


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                 the Transferee can subsequently transfer such option and any related Stock Appreciation Rights and/or Limited Rights only by (i) Designation of Beneficiary or, if none, then by will or the laws of descent and distribution, or (ii) a transfer to a beneficiary or partner if the Transferee is a trust or partnership, respectively.

                          (e) Satisfaction of Withholding Tax Obligations.
                 Unless the Committee otherwise prescribes, upon the exercise of a Nonqualified Option or its related Stock Appreciation Rights or Limited Rights by a Transferee, when and as permitted in accordance with this Section 10, the Grantee is required to satisfy the applicable withholding tax obligations by paying cash to the Company with respect to any income recognized by the Grantee upon the exercise of such option by the Transferee. If the Grantee does not satisfy the applicable withholding tax obligations on the exercise date of the option or related Stock Appreciation Right or Limited Right, the Company shall, in the case of the exercise of an option, retain from the Shares to be issued to the Transferee upon the exercise of the option a number of Shares having a Current Market Value on the exercise date equal to the mandatory withholding tax payable by the Grantee or, in the case of the exercise of a Stock Appreciation Right or Limited Right, deduct from the cash to be delivered to the Transferee such amount as in equal to the mandatory withholding taxes payable by the Grantee.

         PART 5. The last sentence of Section 17 of the Plan is amended to read as follows:

                 No option shall be granted under the Plan after December 31, 1998.

         PART 6. The term "option holder" is changed to "Grantee" in the following places:

                 1.  Section 9(A)(c), all uses.

                 2.  Section 9A(d)(2), (3), and (4), all uses.

                 3.  9A(e).


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         IN WITNESS WHEREOF, the undersigned officer has executed this Second
Amendment as of the day and year first written above.

                                    FLOWSERVE CORPORATION



                                    By /s/ Ronald F. Shuff
                                       -------------------

                                       Ronald F. Shuff
                                       Vice President, Secretary
                                       and General Counsel




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